October 27, 2005

EDGAR

United States Securities and
Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Form N-CSR
     John Hancock Institutional Series Trust (the "Registrant") on behalf of:
     John Hancock Independence Diversified Core Equity Fund II

     File Nos. 33-86102; 811-8852

Ladies and Gentlemen:

Enclosed herewith for filing pursuant to the Investment Company Act of 1940 and the Securities Exchange Act of 1934 is the Registrant's Form N-CSR filing for the period ending August 31, 2005.

If you have any questions or comments regarding this filing, please contact the undersigned at (617) 663-4320.

Sincerely,

/s/ Brian E. Langenfeld
Brian E. Langenfeld
Attorney and Assistant Secretary